EXHIBIT 23

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Cross Timbers Royalty Trust

Dallas, Texas:

The firm of Miller and Lents, Ltd. consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Cross Timbers Royalty Trust for the year ended December 31, 2005. We further consent to the incorporation by reference in the Registration Statement No. 33-55784 on Form S-8 and Registration Statement No. 333-91460 on Form S-8 of XTO Energy Inc.

MILLER AND LENTS, LTD.

July 28, 2006